                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                      -----------------------------------


                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  June 28, 2001


                          HANOVER COMPRESSOR COMPANY
              (Exact Name of Registrant as Specified in Charter)

          Delaware                      1-13071                  75-2344249
(State or Other Jurisdiction       (Commission File            (IRS Employer
of Incorporation)                       Number)              Identification No.)

12001 North Houston Rosslyn                                             77086
Houston, Texas  77086                                                 (Zip Code)
(Address of Principal Executive Offices)

      Registrant's telephone number, including area code:  (281) 447-8787

Item 5. Other Events.

See the following press release:

HANOVER COMPRESSOR TO ACQUIRE NATURAL GAS COMPRESSION BUSINESS AND RELATED ASSETS OF SCHLUMBERGER CREATING GLOBAL ALLIANCE

Schlumberger Will Own 10 Percent of Hanover;
Companies Enter into a Long-Term, Joint Business Development Effort

Noting Significant Extension of U.S. and International Position,
Management Expects Strong Annual Revenue Growth Over Next Five Years

HOUSTON, June 28, 2001 - Hanover Compressor (NYSE: HC) today announced it has signed a definitive agreement to acquire the Production Operators Corporation natural gas compression business, ownership interests in certain natural gas compression and gas handling joint venture projects in South America and related assets of Schlumberger for $761 million.

Under the agreement, Hanover will pay Schlumberger $270 million in cash, $150 million in a long-term subordinated note and a number of newly issued Hanover shares having a nominal value of $283 million. The $283 million in Hanover shares issued to Schlumberger will represent between 6.82 million and 8.71 million shares based upon an average closing Hanover share price 30 days prior to the closing of the transaction. Additionally, under the terms of the agreement, Schlumberger will be entitled to receive a distribution of up to $58 million with respect to one of the joint ventures to be acquired by Hanover upon the occurrence of certain events. Hanover management believes the transaction will add annual revenue and EBITDA of approximately $200 million and $90 million, respectively, within one year following the closing of this transaction.

It is anticipated that the transaction will close as soon as appropriate regulatory approvals and other third party consents are obtained. In furtherance of a five-year alliance agreement between the companies, Schlumberger has agreed to hold its ownership stake in Hanover for at least three years, and Hanover has agreed to add a senior Schlumberger representative to its board of directors.

The transaction considerably enhances Hanover's position in the compression services and gas handling industry, and significantly extends its global reach and anticipated growth in large, newly opened international markets.

"This transaction results in an extraordinary operating and strategic alliance and represents another major advance in executing Hanover's domestic and international growth plan," said Michael J. McGhan, Hanover's President and Chief Executive Officer. "The demand for gas compression, including outsourced gas compression, and related gas handling services continues to experience exceptional growth, with the fastest and most sizable growth opportunities located in very large, recently opened international markets. We believe this accretive multi-faceted transaction will generate strong revenue growth for Hanover over the next five years.

"The magnitude and scope of this acquisition and alliance enhances Hanover's business strategy and financial results. These agreements establish Hanover as the preferred supplier of compression, natural gas treatment and gas processing equipment for Schlumberger worldwide and will result in the active support and involvement of Schlumberger, as part of the alliance, in building Hanover's international business, IT and field automation capability. Together with Production Operator's very successful South American compression and gas handling joint ventures, Hanover will also receive from Schlumberger the excellent compression and rotating equipment overhaul and repair division of Schlumberger's Operational Services, Inc. subsidiary. It also adds directly and immediately to Hanover's growing gas treating business, fills out the total solutions package that Hanover offers its customers, and -- most importantly -- creates significant value for our shareholders."

Mr. McGhan noted that Production Operators is one of the founders of the gas compression industry, a leading and well respected force in exporting outsourced compression services to international markets, and the training ground of many of Hanover's own executives. "Like Hanover, Production Operators has built productive relationships with many outstanding energy producers, processors and transporters through the excellent broad-based service it provides, and we will do what is necessary to enhance and strengthen those relationships," he said.

Commenting on the transaction, Andrew Gould, executive vice president of Schlumberger Oilfield Services, said: "In creating this alliance, Schlumberger will continue to offer its customers world-class compression services through a key market supplier while Hanover will benefit from the global presence of Schlumberger. Further, the divestiture of Production Operators Corporation allows Schlumberger to continue its focus on being a leading provider of reservoir optimization solutions."

Under the terms of the agreement, Hanover will acquire 100 percent of the gas compression business of Schlumberger, comprised of Production Operators Corporation, ownership interests in certain natural gas compression and gas handling joint venture projects in South America and related assets of Schlumberger.

Hanover has received a financing commitment from Goldman Sachs Credit Partners L.P. and J.P. Morgan Chase & Company to support its $270 million cash payment to Schlumberger at closing. Hanover was advised on the transaction by JPMorgan Securities Inc., Goldman, Sachs & Company, and GKH Partners L.P.

Under the terms of the agreement, Schlumberger will hold its Hanover stock for at least three years from the closing date, and will not acquire more than 25 percent of Hanover during this period. For the period of five years following the closing date, as long as Schlumberger maintains at least 5 percent ownership of Hanover, Schlumberger will have one seat on Hanover's board of directors.

"With this important acquisition and strategic alliance," Mr. McGhan said, "Hanover has the scale, the resources and the partner with which to compete and grow in all phases of gas compression and related gas handling services in the U.S. and around the world. Through the acquisition, Hanover will increase its worldwide rental fleet compression by approximately 900,000 horsepower, not including the roughly 800,000 horsepower owned by the South American compression and gas handling joint ventures which Schlumberger operates in partnership with major customers, the interests of which Hanover will acquire in this transaction. The increased horsepower, customer contacts and expertise gained in this acquisition and alliance will enable Hanover to further expand its business and compete in the U.S., Venezuela and Argentina, and to materially improve its access to burgeoning markets for such services in the Mideast, Asia and Africa."

To discuss this transaction further, Hanover will conduct a conference call open to all investors as follows:

                Date:       Thursday June 28, 2001
                Time:       2 p.m. ET
                Dial-In #:  (719) 457-2605
                Ask for the Hanover Compressor conference call

For those unable to participate on the live call, a replay will be available from 5:00 p.m. ET on Thursday, June 28, until midnight, Tuesday, July 5. To listen to the replay, please call (719) 457-0820. The access code for the Hanover Compressor call is 451461.

In connection with its execution of the agreement to purchase Production Operators, Hanover has suspended the effectiveness of registration statements numbered 333-30344, 333-50470, 333-52972 and 333-51430 until it can incorporate audited financial data of Production Operators into them.

Hanover Compressor Company is a market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, its customers include premier independent and major producers and distributors throughout the Western Hemisphere.

                               *       *       *

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates," "expects," "estimates," or words of similar import. Similarly, statements regarding the benefits to be realized through the acquisition or the alliance or that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. The risks and uncertainties include: inability of both parties to complete the transaction, difficulty in integrating Production Operators into Hanover, adverse regulatory decisions, the loss of market share through competition; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which would cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; and changes in economic or political conditions in the countries in which Hanover operates. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HANOVER COMPRESSOR COMPANY


Date:   June 28, 2001                By:   /s/ Michael J. McGhan
                                           -------------------------------------
                                   Name:   Michael J. McGhan
                                  Title:   President and Chief Executive Officer